Exhibit 99

Manning & Napier, Inc. Reports Fourth Quarter and Year-End 2013 Earnings Results

FAIRPORT, NY, February 12, 2014 - Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today reported 2013 fourth quarter and year-end results for the period ended December 31, 2013.

Summary Highlights

•	Full year economic income and economic net income, non-GAAP measures, were $167.5 million and $103.4 million, or $1.15 per adjusted share

•	Assets under management (“AUM”) at December 31, 2013 were $50.8 billion, compared with $49.1 billion at September 30, 2013

•	Revenue for the fourth quarter and full year increased 13% and 11% compared to 2012, to $98.2 million and $376.1 million, respectively

•	Manning & Napier Group, LLC distributed to its members $46.3 million in cash for the quarter and $140.4 million for the year, which included a special distribution of $15.0 million

•	New product seeding increased $10.5 million during the fourth quarter, which now totals approximately $30 million

•	Investment in key channels such as defined contribution and middle-market institutions will continue with a focus on product development, client-focused expertise and systems to support these efforts

Patrick Cunningham, Manning & Napier’s Chief Executive Officer, commented, “Adherence to our investment process and disciplines resulted in strong absolute and relative returns for our clients during 2013 as we continue to navigate volatile markets and economic uncertainties. Our commitment in 2014 and beyond will follow an approach that dates back to the origins of Manning & Napier, which has consistently delivered success to our clients during multiple market cycles. As macro and microeconomic risks rapidly evolve, we will continue to invest in people, products, systems and solutions to deliver sustained value to our clients and shareholders.”

Fourth Quarter 2013 Financial Review

Manning & Napier reported fourth quarter 2013 revenue of $98.2 million, an increase of 13% from revenue of $87.1 million reported in the fourth quarter of 2012, and an increase of 4% from revenue of $94.6 million reported in the third quarter of 2013. The changes in revenue resulted primarily from increases in average AUM. Average AUM for the quarter was $50.0 billion, a 12% and 4% increase over average AUM for the fourth quarter 2012 and the third quarter of 2013, when average AUM was $44.5 billion and $48.0 billion, respectively. Revenue as a percentage of average AUM was 0.78% for the fourth quarter of 2013, which is consistent with both the fourth quarter of 2012 and the third quarter of 2013.

Operating expenses were $76.7 million, or $58.8 million, excluding non-cash reorganization-related share-based compensation of $17.9 million. The $58.8 million is an increase of $12.0 million in operating expenses compared with the fourth quarter of 2012, and an increase of $6.9 million in operating expenses compared with the third quarter of 2013. The expense increase in the current quarter compared to both the fourth quarter of 2012 and to the third quarter of 2013 was due primarily to higher incentive compensation costs for our analyst team resulting from strong relative and absolute investment performance. The increase compared to the fourth quarter of 2012 is also attributed to increases in asset-based costs associated with our fund and collective products including sub-transfer agent fees and 12b-1 fees consistent with increases in mutual fund and collective investment trust AUM.

Generally Accepted Accounting Principles (“GAAP”)-based operating income was $21.5 million. Operating income, excluding non-cash reorganization-related share-based compensation, was $39.4 million for the quarter, a decrease of $1.0 million from the fourth quarter of 2012 and a decrease of $3.3 million from the third quarter of 2013. Operating margin, excluding non-cash reorganization-related share-based compensation expense, was 40% for the fourth quarter of 2013, compared with 46% for the fourth quarter of 2012 and 45% for the third quarter of 2013.

The Company uses economic income and economic net income to provide greater clarity regarding the cash earnings of the business by removing non-cash reorganization-related share-based compensation charges, as defined in the Non-GAAP Financial Measures section below. On this basis, Manning & Napier reported fourth quarter 2013 economic income of $40.1 million compared with $40.5 million in the fourth quarter of 2012 and $43.3 million in the third quarter of 2013. Also for the fourth quarter of 2013, economic net income was $24.8 million, or $0.28 per adjusted share, compared with $25.0 million, or $0.28 per adjusted share, in the fourth quarter of 2012 and $26.7 million, or $0.30 per adjusted share, in the third quarter of 2013.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the fourth quarter was $19.9 million compared with net income of $11.5 million in the fourth quarter of 2012 and net income of $22.8 million in the third quarter of 2013. GAAP net income attributable to the common shareholders for the fourth quarter of $0.8 million, or $0.06 per basic and diluted share, reflects the public ownership of the Company’s subsidiary, Manning & Napier Group, LLC. The remaining ownership interest is attributed to the other members of Manning & Napier Group, LLC.

Full Year 2013 Financial Review

Manning & Napier reported 2013 revenue of $376.1 million, an increase of 11% from revenue of $339.1 million reported in 2012. The increase in 2013 was consistent with changes in average AUM, which also increased by 11% over the prior year. Revenue as a percentage of average AUM remained consistent with the prior year at 0.78%.

Operating expenses were $290.5 million, or $209.8 million, excluding non-cash reorganization-related share-based compensation of $80.7 million. The $209.8 million represents an increase of $27.2 million from 2012, due to higher incentive compensation costs resulting from the strong absolute and relative investment performance compared to the prior year, coupled with increases in asset-based costs associated with our fund and collective products including sub-transfer agent fees and 12b-1 fees. As a percentage of revenue, compensation and related costs for 2013 of 29% remained consistent with the prior year of 28%, while the 17% increase in distribution, servicing and custody expenses is consistent with the 15% increase in mutual funds and collective investment trusts average AUM.

GAAP-based operating income was $85.5 million for the year, or $166.3 million of operating income after excluding non-cash reorganization-related share-based compensation charges. The $166.3 million represents a $9.8 million increase over 2012. Operating margin for 2013 year-to-date, excluding non-cash reorganization-related share-based compensation expense, decreased slightly to 44% compared to the prior year of 46%.

Manning & Napier reported 2013 economic income of $167.5 million, compared with $156.9 million in 2012. Also for 2013, economic net income was $103.4 million, or $1.15 per adjusted share, compared with $96.9 million, or $1.08 per adjusted share in 2012.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the twelve-months ended December 31, 2013 was $77.6 million, compared with net income of $76.4 million in 2012. GAAP net income attributable to the common shareholders for the twelve-months ended December 31, 2013 was $2.8 million, or $0.20 per basic and diluted share.

Assets Under Management

As of December 31, 2013, AUM was $50.8 billion, an increase of 3% from the $49.1 billion as of September 30, 2013 and an increase of 12% from the $45.2 billion as of December 31, 2012. As of December 31, 2013, the composition of the Company’s AUM was 53% in separate accounts and 47% in mutual funds and collective investment trusts, which is generally consistent with the composition of 53% and 55% in separate accounts and 47% and 45% in mutual funds and collective investment trusts as of September 30, 2013 and December 31, 2012, respectively.

Since September 30, 2013, AUM increased by $1.7 billion, including increases of 4% in separate accounts and 3% in mutual fund collective investment trust AUM. The $1.7 billion increase in AUM from September 30, 2013 to December 31, 2013 was attributable to market appreciation of $2.3 billion offset by net client outflows of $0.6 billion. As it relates to the Company’s separate accounts, outflows were mainly due to withdrawals from existing clients. The annualized separate account retention rate is 94% for 2013, which is in line with 95% for 2012.

When compared to December 31, 2012, AUM increased by $5.6 billion from $45.2 billion, including an increase of $2.2 billion, or 9%, in separate account AUM and an increase of $3.5 billion, or 17%, in mutual fund and collective investment trust AUM. The $5.6 billion increase in AUM from December 31, 2012 to December 31, 2013 was primarily attributable to market appreciation of $8.1 billion.

Balance Sheet Review

As of December 31, 2013, cash and cash equivalents was $125.3 million, compared with $126.3 million as of September 30, 2013.

Conference Call

Manning & Napier will host a conference call to discuss its fourth quarter full year 2013 earnings results on Thursday, February 13, 2014, at 8:00 a.m. ET. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 35793882. A live webcast will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through February 20, 2014. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering the ID# 35793882. A webcast replay will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

Expense Classification Changes

As described in our press release on May 1, 2013, this earnings release reflects the change in presentation of 12b-1 distribution and servicing fees and sub-custodian fees from other operating expenses to distribution, servicing and custody expenses. The Company changed its presentation to more appropriately reflect the nature of these as distribution and asset-based. This reclassification had no impact on previously reported total operating expenses, net income or financial position and does not represent a restatement of any previously published financial results.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses economic income, economic net income and economic net income per adjusted share as financial measures to evaluate the profitability and efficiency of the Company’s business model. Economic income, economic net income and economic net income per adjusted share are not presented in accordance with GAAP.

Economic income excludes from income before provision for income taxes the reorganization-related share-based compensation, which results in non-cash compensation expense reported over the vesting period. Upon the consummation of the initial public offering, the vesting terms related to the ownership of its employees were modified, including the Company’s named executive officers, other than William Manning. Such individuals were entitled to 15% of their pre-IPO ownership interests upon the consummation of the offering, and 15% of their pre-IPO ownership interests over the subsequent three years. The remaining ownership interests are subject to performance-based vesting over such three-year period. Such vesting terms will not result in an increase to the number of outstanding shares of the Company’s Class A common stock or the adjusted share count. As a result of such vesting requirements, the Company will recognize non-cash compensation charges through 2014.

Economic net income is a non-GAAP measure of after-tax operating performance and equals the Company’s economic income less adjusted income taxes. Adjusted income taxes are estimated assuming the exchange of all outstanding units of Manning & Napier Group, LLC into Class A common stock on a one-to-one basis. Therefore, all income of Manning & Napier Group, LLC allocated to the units of Manning & Napier Group, LLC is treated as if it were allocated to Manning & Napier and represents an estimate of income tax expense at an effective rate of 38.25% on economic income for each respective period, reflecting assumed federal, state and local income taxes. Economic net income per adjusted share is equal to economic net income divided by the total number of adjusted Class A common shares outstanding. The number of adjusted Class A common shares outstanding for all periods presented is determined by assuming the weighted average exchangeable units of Manning & Napier Group, LLC and unvested restricted stock units (RSUs) are converted into the Company’s outstanding Class A common stock as of the respective reporting date, on a one-to-one basis. The Company’s management uses economic net income, among other financial data, to determine the earnings available to distribute as dividends to holders of its Class A common stock and to the holders of the units of Manning & Napier Group, LLC.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity and fixed income portfolios as well as a range of blended asset portfolios, such as life cycle funds, that use a mix of stocks and bonds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 507 employees as of December 31, 2013.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations:

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Public Relations:

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Source Manning & Napier

Manning & Napier, Inc.

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues
Investment management services revenue	$98,192	$94,647	$87,130	$376,068	$339,055
Expenses
Compensation and related costs (1)	50,370	44,935	50,474	191,109	165,698
Distribution, servicing and custody expenses	17,819	17,459	15,104	67,688	58,068
Other operating costs	8,503	7,706	8,369	31,738	31,145

Total operating expenses	76,692	70,100	73,947	290,535	254,911

Operating income	21,500	24,547	13,183	85,533	84,144
Non-operating income (loss)
Non-operating income (loss), net	682	468	43	1,230	435

Income before provision for income taxes	22,182	25,015	13,226	86,763	84,579
Provision for income taxes	2,329	2,222	1,751	9,128	8,160

Net income attributable to the controlling and the noncontrolling interests	19,853	22,793	11,475	77,635	76,419
Less: net income attributable to the noncontrolling interests	19,018	21,479	11,727	74,882	73,950

Net income (loss) attributable to Manning & Napier, Inc.	$835	$1,314	$(252)	$2,753	$2,469

Net income (loss) per share available to Class A common stock
Basic	$0.06	$0.10	$(0.02)	$0.20	$0.18

Diluted	$0.06	$0.10	$(0.02)	$0.20	$0.18

Weighted average shares of Class A common stock outstanding
Basic	13,634,246	13,634,246	13,583,873	13,617,823	13,583,873

Diluted	13,729,738	13,690,641	13,583,873	13,741,647	13,583,873

(1)	Amount of reorganization-related share-based compensation for the three and twelve months ended December 31, 2013 is based on an estimate pending final vesting decisions on performance-based awards eligible to vest on December 31, 2013. Changes to this amount, if any, will be reflected in the Company’s financial statements to be filed on Form 10-K in March 2014.

Manning & Napier, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(in thousands, except share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income attributable to Manning & Napier, Inc.	$835	$1,314	$(252)	$2,753	$2,469
Plus: net income attributable to the noncontrolling interests	19,018	21,479	11,727	74,882	73,950

Net income attributable to the controlling and the noncontrolling interests	19,853	22,793	11,475	77,635	76,419
Provision for income taxes	2,329	2,222	1,751	9,128	8,160

Income before provision for income taxes	22,182	25,015	13,226	86,763	84,579
Reorganization-related share-based compensation	17,936	18,237	27,238	80,729	72,274

Economic income	40,118	43,252	40,464	167,492	156,853
Adjusted income taxes	15,345	16,545	15,477	64,066	59,996

Economic net income	$24,773	$26,707	$24,987	$103,426	$96,857

Reconciliation of non-GAAP per share financial measures:
Net income available to Class A common stock per basic share	$0.06	$0.10	$(0.02)	$0.20	$0.18
Plus: net income attributable to the noncontrolling interests per basic share	1.39	1.57	0.86	5.50	5.45

Net income attributable to the controlling and the noncontrolling interests per basic share	1.45	1.67	0.84	5.70	5.63
Provision for income taxes per basic share	0.17	0.16	0.13	0.67	0.60

Income before provision for income taxes per basic share	1.62	1.83	0.97	6.37	6.23
Reorganization-related share-based compensation per basic share	1.32	1.34	2.01	5.93	5.32

Economic income per basic share	2.94	3.17	2.98	12.30	11.55
Adjusted income taxes per basic share	1.13	1.21	1.14	4.70	4.42

Economic net income per basic share	1.81	1.96	1.84	7.60	7.13
Less: Impact of Manning & Napier Group, LLC units and unvested restricted stock units converted to publicly traded shares	(1.53)	(1.66)	(1.56)	(6.45)	(6.05)

Economic net income per adjusted share	$0.28	$0.30	$0.28	$1.15	$1.08

Weighted average shares of Class A common stock outstanding - Basic	13,634,246	13,634,246	13,583,873	13,617,823	13,583,873
Weighted average exchangeable units of Manning & Napier Group, LLC	75,861,023	75,861,023	76,400,000	75,993,040	76,400,000
Weighted average restricted stock units	416,917	416,917	—	280,991	—

Weighted average adjusted Class A common stock outstanding	89,912,186	89,912,186	89,983,873	89,891,854	89,983,873

Manning & Napier, Inc.

Assets Under Management (“AUM”)

(in millions)

(unaudited)

	Investment Vehicle			Portfolio
For the three-months ended:	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total
As of September 30, 2013	$25,823.6	$23,291.3	$49,114.9	$22,844.1	$25,136.7	$1,134.1	$49,114.9
Gross client inflows	609.4	1,239.6	1,849.0	1,016.2	777.8	55.0	1,849.0
Gross client outflows	(867.6)	(1,609.6)	(2,477.2)	(1,234.6)	(1,184.2)	(58.4)	(2,477.2)
Market appreciation (depreciation)	1,269.6	1,069.9	2,339.5	1,084.5	1,246.7	8.3	2,339.5

As of December 31, 2013	$26,835.0	$23,991.2	$50,826.2	$23,710.2	$25,977.0	$1,139.0	$50,826.2
Average AUM for period	$26,440.1	$23,581.9	$50,022.0	$23,239.1	$25,627.0	$1,155.9	$50,022.0
As of June 30, 2013	$24,791.5	$21,526.2	$46,317.7	$21,723.4	$23,405.4	$1,188.9	$46,317.7
Gross client inflows	484.9	1,414.8	1,899.7	1,093.9	791.0	14.8	1,899.7
Gross client outflows	(1,036.5)	(1,271.8)	(2,308.3)	(1,026.4)	(1,202.2)	(79.7)	(2,308.3)
Market appreciation (depreciation)	1,583.7	1,622.1	3,205.8	1,053.2	2,142.5	10.1	3,205.8

As of September 30, 2013	$25,823.6	$23,291.3	$49,114.9	$22,844.1	$25,136.7	$1,134.1	$49,114.9
Average AUM for period	$25,362.0	$22,634.3	$47,996.3	$22,374.6	$24,466.3	$1,155.4	$47,996.3
As of September 30, 2012	$24,323.3	$19,944.7	$44,268.0	$20,497.8	$22,552.9	$1,217.3	$44,268.0
Gross client inflows	962.4	1,568.9	2,531.3	943.1	1,529.4	58.8	2,531.3
Gross client outflows	(1,182.0)	(1,620.3)	(2,802.3)	(1,219.3)	(1,550.5)	(32.5)	(2,802.3)
Market appreciation (depreciation)	579.9	632.0	1,211.9	249.1	940.7	22.1	1,211.9

As of December 31, 2012	$24,683.6	$20,525.3	$45,208.9	$20,470.7	$23,472.5	$1,265.7	$45,208.9
Average AUM for period	$24,423.3	$20,082.7	$44,506.0	$20,346.4	$22,913.1	$1,246.5	$44,506.0

	Investment Vehicle			Portfolio
For the twelve-months ended:	Separate accounts	Mutual funds and collective investment trusts	Total	Blended Asset	Equity	Fixed Income	Total
As of December 31, 2012	$24,683.6	$20,525.3	$45,208.9	$20,470.7	$23,472.5	$1,265.7	$45,208.9
Gross client inflows	2,549.2	5,803.6	8,352.8	4,399.5	3,795.1	158.2	8,352.8
Gross client outflows	(4,867.1)	(5,979.1)	(10,846.2)	(4,318.7)	(6,249.0)	(278.5)	(10,846.2)
Market appreciation (depreciation)	4,469.3	3,641.4	8,110.7	3,158.7	4,958.4	(6.4)	8,110.7

As of December 31, 2013	$26,835.0	$23,991.2	$50,826.2	$23,710.2	$25,977.0	$1,139.0	$50,826.2
Average AUM for period	$25,906.0	$22,406.1	$48,312.1	$22,263.6	$24,849.8	$1,198.7	$48,312.1
As of December 31, 2011	$22,658.1	$17,542.0	$40,200.1	$18,122.5	$20,812.0	$1,265.6	$40,200.1
Gross client inflows	3,327.8	6,172.0	9,499.8	3,847.7	5,431.2	220.9	9,499.8
Gross client outflows	(4,399.2)	(5,858.3)	(10,257.5)	(3,750.0)	(6,222.7)	(284.8)	(10,257.5)
Market appreciation (depreciation)	3,096.9	2,669.6	5,766.5	2,250.5	3,452.0	64.0	5,766.5

As of December 31, 2012	$24,683.6	$20,525.3	$45,208.9	$20,470.7	$23,472.5	$1,265.7	$45,208.9
Average AUM for period	$24,016.3	$19,565.6	$43,581.9	$19,671.4	$22,668.0	$1,242.5	$43,581.9

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